Exhibit 99.1

Contact: Leah Stearns

Vice President, Investor Relations & Treasurer

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

SECOND QUARTER 2014 FINANCIAL RESULTS

SECOND QUARTER 2014 HIGHLIGHTS

Consolidated Results	Segment Results
• Total revenue increased 27.5% to $1,031 million	•	Domestic rental and management segment revenue increased 26.6% to $660 million
• Adjusted EBITDA increased 30.2% to $682 million	•	International rental and management segment revenue increased 29.0% to $346 million
• AFFO increased 29.4% to $474 million	•	Network development services segment revenue was $26 million

Boston, Massachusetts – July 30, 2014: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended June 30, 2014.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “Our second quarter 2014 results exceeded our expectations across all key metrics due to strong global demand for our tower space. 4G coverage and densification initiatives by our major tenants drove Organic Core Growth of over 11% in the U.S., and significant investment levels by tenants internationally drove Organic Core Growth of nearly 18%. These strong Organic Core Growth trends, in combination with contributions from new assets, led to record AFFO per share growth in the quarter of over 29%.

We expect favorable leasing demand for communications real estate to continue and accordingly, we are raising our full year outlook for total rental and management revenue, Adjusted EBITDA and AFFO by $45 million, $55 million and $30 million, respectively.”

SECOND QUARTER 2014 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended June 30, 2014 (unless otherwise indicated, all comparative information is presented against the quarter ended June 30, 2013).

•	Total revenue increased 27.5% to $1,031 million and total rental and management revenue increased 27.4% to $1,006 million.

•	Total rental and management revenue Core Growth was approximately 32.9%, and total rental and management Organic Core Growth was approximately 13.6%.

•	Total rental and management Gross Margin increased 25.3% to $746 million, and total rental and management Gross Margin percentage was 74%.

•	Adjusted EBITDA increased 30.2% to $682 million, Core Growth in Adjusted EBITDA was 33.7%, and Adjusted EBITDA Margin was 66%.

•	Adjusted Funds From Operations (AFFO) increased 29.4% to $474 million, AFFO per Share increased 29.3% to $1.19, and Core Growth in AFFO was approximately 31.4%.

•	Net income attributable to American Tower Corporation common stockholders increased 130.5% to $230 million, and net income attributable to American Tower Corporation common stockholders per both basic and diluted common share increased 132.0% to $0.58.

•	Cash provided by operating activities increased 36.7% to $1,072 million for the first half of 2014.

Second quarter 2014 results were favorably impacted by the recovery of corporate expenses of approximately $7 million and a one-time cash tax refund of approximately $5 million. The Company’s Core Growth metrics exclude the impact of both of these items.

Segment Results

Domestic Rental and Management Segment

•	Revenue increased 26.6% to $660 million;

•	Organic Core Growth in revenue was 11.4%;

•	Gross Margin increased 25.3% to $533 million;

•	Gross Margin percentage was 81%;

•	Operating Profit increased 25.8% to $505 million, which represented 72% of total Operating Profit; and

•	Operating Profit Margin was 77%.

Domestic rental and management segment results include the positive impact of accelerated revenue recognition under a multi-year equipment agreement with a major tenant. This revenue was included in the Company’s prior outlook for 2014 but was previously expected to be recorded evenly throughout the year.

International Rental and Management Segment

•	Revenue increased 29.0% to $346 million;

•	Organic Core Growth in revenue was 17.9%;

•	Gross Margin increased 25.6% to $212 million;

•	Gross Margin percentage was 61% (84% excluding the impact of $93 million of pass-through revenues);

•	Operating Profit increased 30.2% to $178 million, which represented 25% of total Operating Profit; and

•	Operating Profit Margin was 51% (70%, excluding the impact of $93 million of pass-through revenues).

Network Development Services Segment

•	Revenue was $26 million;

•	Gross Margin was $17 million;

•	Gross Margin percentage was 65%;

•	Operating Profit was $14 million, which represented 2% of total Operating Profit; and

•	Operating Profit Margin was 56%.

Please refer to “Non-GAAP and Defined Financial Measures” on pages 5 and 6 for definitions of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio. For additional financial information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information on pages 11 through 15.

INVESTING OVERVIEW

Distributions – On July 16, 2014, the Company paid its second quarter distribution of $0.34 per share, or a total of approximately $135 million, to common stockholders of record at the close of business on June 17, 2014. On May 21, 2014, the Company declared a dividend of $1.3563 per share, or approximately $8.1 million, payable to preferred stockholders of record at the close of business on August 1, 2014.

Cash Paid for Capital Expenditures – During the second quarter of 2014, total capital expenditures of $252 million included:

•	$155 million for discretionary capital projects, including spending to complete the construction of 276 towers and the installation of 7 distributed antenna system networks and 336 shared generators domestically and the construction of 366 towers and the installation of 7 distributed antenna system networks internationally;

•	$23 million to purchase land under the Company’s communications sites;

•	$5 million for start-up capital projects in recently launched markets;

•	$48 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and

•	$21 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the second quarter of 2014, the Company spent $253 million for acquisitions, including the purchase of 85 towers in the U.S. and 423 internationally. The international acquisitions included 103 sites in Brazil from NII Holdings, Inc. and 320 sites acquired from other parties. The Company also assumed approximately $197 million in existing indebtedness as part of these transactions, which it repaid in June 2014.

The Company has entered into agreements to purchase an aggregate of 154 towers in the United States, and approximately 2,530 towers and exclusive use rights for approximately 2,110 additional towers in Brazil. The combined purchase price for these assets is expected to be approximately $1.1 billion, and is subject to customary adjustments.

FINANCING OVERVIEW

Leverage – For the quarter ended June 30, 2014, the Company’s Net Leverage Ratio was approximately 5.0x net debt (total debt less cash and cash equivalents) to second quarter 2014 annualized Adjusted EBITDA.

Liquidity – As of June 30, 2014, the Company had approximately $3.5 billion of total liquidity, comprised of the ability to borrow up to an aggregate of approximately $3.2 billion under its three revolving credit facilities, net of any outstanding letters of credit, and approximately $0.3 billion in cash and cash equivalents.

FULL YEAR 2014 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of July 30, 2014. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

As reflected in the table below, the Company has raised the midpoint of its full year 2014 outlook for total rental and management revenue by $45 million, Adjusted EBITDA by $55 million and AFFO by $30 million. These estimates include only the impact of closed acquisitions.

The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the remainder of 2014: (a) 2.30 Brazilian Reais; (b) 555.00 Chilean Pesos; (c) 1,900.00 Colombian Pesos; (d) 0.75 Euros; (e) 3.65 Ghanaian Cedi; (f) 60.00 Indian Rupees; (g) 13.00 Mexican Pesos; (h) 2.80 Peruvian Soles; (i) 10.70 South African Rand; and (j) 2,600.00 Ugandan Shillings.

($ in millions)	Full Year 2014			Midpoint Growth	Midpoint Core Growth
Total rental and management revenue	$3,945	to	$4,015	21.1%	26.0%
Adjusted EBITDA(1)	2,615	to	2,655	21.1%	25.7%
AFFO(1)	1,755	to	1,795	20.8%	23.3%
Net Income	830	to	850	74.2%	N/A

(1)	See “Non-GAAP and Defined Financial Measures” below.

The Company’s outlook for total rental and management revenue reflects the following at the midpoint:

•	Domestic rental and management segment revenue of $2,625 million and Organic Core Growth of over 9%; and

•	International rental and management segment revenue of $1,355 million and Organic Core Growth of nearly 15%. International rental and management segment revenue includes approximately $354 million of pass-through revenue.

The calculation of midpoint Core Growth is as follows:

(Totals may not add due to rounding)

	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Outlook midpoint Core Growth	26.0%	25.7%	23.3%
Estimated impact of fluctuations in foreign currency exchange rates	(3.2)%	(2.3)%	(2.8)%
Impact of straight-line revenue and expense recognition	(1.7)%	(2.6)%	—
Impact of significant one-time items	—%	0.3%	0.3%

Outlook midpoint growth	21.1%	21.1%	20.8%

Total Rental and Management Revenue Core Growth Components(1):

(Totals may not add due to rounding)

Full Year 2014
Organic Core Growth	~10.6%
New Property Core Growth(2)	~15.4%

Core Growth	~26.0%

(1)	Reflects growth at the midpoint of outlook ranges.
(2)	Revenue growth attributable to sites added to the portfolio on or after January 1, 2013.

Outlook for Capital Expenditures:

($ in millions)

(Totals may not add due to rounding)

	Full Year 2014
Discretionary capital projects(1)	$480	to	$540
Ground lease purchases	115	to	125
Start-up capital projects	35	to	45
Redevelopment	180	to	190
Capital improvement	95	to	105
Corporate	20	—	20

Total	$925	to	$1,025

(1)	Includes the construction of approximately 2,250 to 2,750 new communications sites.

Reconciliations of Outlook for Net Income to Adjusted EBITDA:

($ in millions)

(Totals may not add due to rounding)

	Full Year 2014
Net income	$830	to	$850
Interest expense	585	to	565
Depreciation, amortization and accretion	980	to	1,000
Income tax provision	68	to	79
Stock-based compensation expense	80	—	80
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, (income) loss on equity method investments and other expense (income)	72	to	81

Adjusted EBITDA	$2,615	to	$2,655

Reconciliations of Outlook for Net Income to AFFO:

($ in millions)

(Totals may not add due to rounding)

	Full Year 2014
Net income	$830	to	$850
Straight-line revenue	(127)	—	(127)
Straight-line expense	38	—	38
Depreciation, amortization and accretion	980	to	1,000
Stock-based compensation expense	80	—	80
Non-cash portion of tax provision	3	—	3
Other, including other operating expenses, interest expense, amortization of deferred financing costs, capitalized interest, debt discounts and premiums, loss on retirement of long-term obligations, other expense (income), non-cash interest related to joint venture shareholder loans and dividends declared on preferred stock	66	to	76
Capital improvement capital expenditures	(95)	to	(105)
Corporate capital expenditures	(20)	—	(20)

AFFO	$1,755	to	$1,795

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the quarter ended June 30, 2014 and its outlook for 2014. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 740-9153

International dial-in: (706) 645-9644

Passcode: 72309359

When available, a replay of the call can be accessed until 11:59 p.m. ET on August 13, 2014. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 72309359

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent owner, operator and developer of wireless and broadcast communications real estate with a global portfolio of approximately 69,000 communications sites. For more information about American Tower, please visit the “Earnings Materials” and “Company & Industry Resources” sections of our investor relations website at www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio. The Company uses Funds From Operations as defined by the National Association of Real Estate Investment Trusts (NAREIT), referred to herein as NAREIT Funds From Operations.

The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense recorded in costs of operations, depreciation, amortization and accretion, selling, general, administrative and development expense, and other operating expenses. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, loss on retirement of long-term obligations, other income (expense), net income (loss) attributable to non-controlling interest, income (loss) on equity method investments and income taxes. The Company defines Operating Profit Margin as the percentage that results from dividing Operating Profit by revenue. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income (loss) from equity method investments, income tax provision (benefit), other income (expense), loss on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. NAREIT Funds From Operations is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends declared on preferred stock, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interest. The Company defines AFFO as NAREIT Funds From Operations before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the non-cash portion of our tax provision, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) loss on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates, and (x) noncontrolling interest, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines AFFO per Share as AFFO divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in total rental and management revenue, Adjusted EBITDA and AFFO as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Organic Core Growth in rental and management revenue as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, significant one-time items and revenue associated with new properties that the Company has added to the portfolio since the beginning of the prior period. The Company defines New Property Core Growth in rental and management revenue as the increase or decrease, expressed as a percentage, on the properties the Company has added to its portfolio since the beginning of the prior period, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2014 outlook, foreign currency exchange rates and our expectation regarding the leasing demand for communications real estate. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results, and we cannot control that demand; (2) if our tenants share site infrastructure to a significant degree or consolidate or merge, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (4) our leverage and debt service obligations may materially and adversely affect us; (5) if we fail to pay scheduled dividends on our preferred stock, in cash or common stock, we will be prohibited from paying dividends on our common stock, which may jeopardize our status as a REIT; (6) increasing competition in the tower industry may materially and adversely affect us; (7) our expansion initiatives involve a number of risks and uncertainties that could adversely affect our operating results, disrupt our operations or expose us to additional risk if we are not able to successfully integrate operations, assets and personnel; (8) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (9) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to changes in the creditworthiness and financial strength of our tenants; (10) we may fail to realize the growth prospects and cost savings anticipated as a result of our acquisition of MIP Tower Holdings LLC, the parent company of Global Tower Partners (GTP); (11) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (12) if we fail to remain qualified as a REIT, we will be subject to tax at corporate income tax rates, which may substantially reduce funds otherwise available; (13) we may be limited in our ability to fund required distributions using cash generated through our TRSs; (14) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (15) certain of our business activities may be subject to corporate level income tax and foreign taxes, which reduce our cash flows and may create deferred and contingent tax liabilities; (16) we may need additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our REIT distribution requirements; (17) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (18) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers will be eliminated; (19) restrictive covenants in the agreements related to our securitization transactions, our credit facilities and our debt securities could materially and adversely affect our business by limiting flexibility; (20) we may incur goodwill and other intangible asset impairment charges, which could result in a significant reduction to our earnings; (21) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (22) we could have liability under environmental and occupational safety and health laws; and (23) our towers or data centers may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended March 31, 2014. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2014	December 31, 2013(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$282,959	$293,576
Restricted cash	158,992	152,916
Short-term investments	15,298	18,612
Accounts receivable, net	174,612	151,084
Prepaid and other current assets	342,798	340,885
Deferred income taxes	23,786	22,401

Total current assets	998,445	979,474

Property and equipment, net	7,589,815	7,189,465
Goodwill	3,854,931	3,808,426
Other intangible assets, net	6,637,882	6,580,305
Deferred income taxes	268,349	264,294
Deferred rent asset	983,140	918,847
Notes receivable and other non-current assets	515,175	504,466

TOTAL	$20,847,737	$20,245,277

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$132,734	$172,426
Accrued expenses	422,614	415,075
Distributions payable	139,837	575
Accrued interest	117,632	105,751
Current portion of long-term obligations	1,225,992	70,132
Unearned revenue	204,437	162,079

Total current liabilities	2,243,246	926,038

Long-term obligations	12,749,471	14,408,146
Asset retirement obligations	556,881	526,930
Other non-current liabilities	889,975	794,123

Total liabilities	16,439,573	16,655,237

COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock	60	—
Common stock	3,988	3,976
Additional paid-in capital	5,772,269	5,130,616
Distributions in excess of earnings	(911,163)	(1,081,467)
Accumulated other comprehensive loss	(250,920)	(311,220)
Treasury stock	(207,740)	(207,740)

Total American Tower Corporation equity	4,406,494	3,534,165
Noncontrolling interest	1,670	55,875

Total equity	4,408,164	3,590,040

TOTAL	$20,847,737	$20,245,277

(1)	December 31, 2013 balances have been revised to reflect purchase accounting measurement period adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES:
Rental and management	$1,005,761	$789,199	$1,965,881	$1,566,632
Network development services	25,696	19,631	49,665	44,926

Total operating revenues	1,031,457	808,830	2,015,546	1,611,558

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Rental and management (including stock-based compensation expense of $343, $257, $715 and $503, respectively)	263,184	198,217	514,019	389,512
Network development services (including stock-based compensation expense of $110, $149, $242 and $341, respectively)	9,091	7,492	19,025	17,963
Depreciation, amortization and accretion	245,427	184,608	491,190	370,412
Selling, general, administrative and development expense (including stock-based compensation expense of $18,382, $16,649, $42,482 and $37,253, respectively)	98,499	99,803	208,528	200,956
Other operating expenses	12,757	5,898	26,648	20,217

Total operating expenses	628,958	496,018	1,259,410	999,060

OPERATING INCOME	402,499	312,812	756,136	612,498

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net of interest expense of $370, $371, $741 and $742 respectively	2,662	3,586	5,257	7,129
Interest income	2,281	1,412	4,299	3,126
Interest expense	(146,234)	(100,815)	(289,541)	(212,581)
Loss on retirement of long-term obligations	(1,284)	(2,669)	(1,522)	(37,967)
Other expense (including unrealized foreign currency losses of $23,553, $142,909, $25,558 and $120,766, respectively)	(16,463)	(141,660)	(20,206)	(119,369)

Total other expense	(159,038)	(240,146)	(301,713)	(359,662)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	243,461	72,666	454,423	252,836
Income tax (provision) benefit	(21,802)	11,447	(39,451)	(7,775)

NET INCOME	221,659	84,113	414,972	245,061
Net loss attributable to noncontrolling interest	12,772	15,708	21,958	26,167

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION STOCKHOLDERS	234,431	99,821	436,930	271,228
Dividends declared on preferred stock	(4,375)	—	(4,375)	—

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$230,056	$99,821	$432,555	$271,228

NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation common stockholders	$0.58	$0.25	$1.09	$0.69

Diluted net income attributable to American Tower Corporation common stockholders	$0.58	$0.25	$1.08	$0.68

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	395,872	395,420	395,511	395,330

Diluted	399,588	399,458	399,452	399,659

DISTRIBUTIONS DECLARED PER COMMON SHARE	$0.34	$0.27	$0.66	$0.53

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six months ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$414,972	$245,061
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	43,439	38,097
Depreciation, amortization and accretion	491,190	370,412
Loss on early retirement of securitized debt	1,269	35,288
Other non-cash items reflected in statements of operations	48,636	127,946
Increase in net deferred rent asset	(46,293)	(53,017)
Increase in restricted cash	(194)	(27,961)
Increase in assets	(28,473)	(10,229)
Increase in liabilities	147,836	58,924

Cash provided by operating activities	1,072,382	784,521

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(466,247)	(280,605)
Payments for acquisitions, net of cash acquired	(315,527)	(311,170)
Proceeds from sale of short-term investments and other non-current assets	338,787	27,978
Payments for short-term investments	(332,684)	(36,881)
Deposits, restricted cash, investments and other	(61,134)	(1,096)

Cash used for investing activities	(836,805)	(601,774)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	360,000	249,000
Proceeds from issuance of senior notes, net	769,640	983,354
Proceeds from other long-term borrowings	3,033	16,000
Proceeds from issuance of Securities in securitization transaction, net	—	1,778,496
Repayments of notes payable, credit facilities and capital leases	(1,838,728)	(2,938,699)
(Distributions to) contributions from noncontrolling interest holders, net	(291)	17,721
Purchases of common stock	—	(74,625)
Proceeds from stock options and stock purchase plan	30,738	19,752
Proceeds from the issuance of preferred stock, net	583,326	—
Payment for early retirement of securitized debt	(6,767)	(29,234)
Deferred financing costs and other financing activities	(22,914)	(13,641)
Distributions paid on common stock	(127,269)	(102,984)

Cash used for financing activities	(249,232)	(94,860)

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	3,038	(8,058)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(10,617)	79,829
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	293,576	368,618

CASH AND CASH EQUIVALENTS, END OF PERIOD	$282,959	$448,447

CASH PAID FOR INCOME TAXES, NET	$35,776	$17,153

CASH PAID FOR INTEREST	$270,257	$181,315

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT

(In thousands, except percentages. Totals may not add due to rounding.)

Three months ended June 30, 2014
	Rental and Management
	Domestic	International	Total	Network Development Services	Total

Segment revenues	$659,743	$346,018	$1,005,761	$25,696	$1,031,457
Segment operating expenses (1)	126,340	136,501	262,841	8,981	271,822
Interest income, TV Azteca, net	—	2,662	2,662	—	2,662

Segment Gross Margin	533,403	212,179	745,582	16,715	762,297

Segment selling, general, administrative and development expense (1)	28,313	34,472	62,785	2,326	65,111

Segment Operating Profit	$505,090	$177,707	$682,797	$14,389	$697,186

Segment Operating Profit Margin	77%	51%	68%	56%	68%
Percent of total Operating Profit	72%	25%	98%	2%	100%

Three months ended June 30, 2013
	Rental and Management
	Domestic	International	Total	Network Development Services	Total
Segment revenues	$521,043	$268,156	$789,199	$19,631	$808,830
Segment operating expenses (1)	95,208	102,752	197,960	7,343	205,303
Interest income, TV Azteca, net	—	3,586	3,586	—	3,586

Segment Gross Margin	425,835	168,990	594,825	12,288	607,113

Segment selling, general, administrative and development expense (1)	24,243	32,490	56,733	2,324	59,057

Segment Operating Profit	$401,592	$136,500	$538,092	$9,964	$548,056

Segment Operating Profit Margin	77%	51%	68%	51%	68%
Percent of total Operating Profit	73%	25%	98%	2%	100%

(1)	Excludes stock-based compensation expense.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion	June 30, 2014	Pro Forma June 30, 2014 (1)
2012 Credit Facility	$—	$—
2013 Credit Facility	783,000	923,000
2013 Short-Term Credit Facility	—	—
2013 Term Loan	1,500,000	1,500,000
4.625% Senior Notes due 2015	599,875	599,875
7.000% Senior Notes due 2017	500,000	500,000
4.500% Senior Notes due 2018	999,575	999,575
3.400% Senior Notes due 2019	1,006,137	1,006,137
7.250% Senior Notes due 2019	296,999	296,999
5.050% Senior Notes due 2020	699,454	699,454
5.900% Senior Notes due 2021	499,444	499,444
4.700% Senior Notes due 2022	698,928	698,928
3.500% Senior Notes due 2023	992,872	992,872
5.000% Senior Notes due 2024	1,011,306	1,011,306

Total unsecured at American Tower Corporation	$9,587,590	$9,727,590

Secured Tower Revenue Securities, Series 2013-1A	500,000	500,000
Secured Tower Revenue Securities, Series 2013-2A	1,300,000	1,300,000
GTP Notes (2)	1,526,470	1,526,470
Unison Notes (3)	204,559	204,559
South African facility (4)	84,852	84,852
Colombian long-term credit facility (4)	71,399	71,399
Colombian bridge loans (4)	57,418	57,418
Mexican loan (4)	298,575	298,575
Shareholder loans (5)	262,426	227,331
Capital leases	82,174	82,174

Total secured or subsidiary debt	$4,387,873	$4,352,778

Total debt	$13,975,463	$14,080,368

Cash and cash equivalents	282,959

Net debt (total debt less cash and cash equivalents)	$13,692,504

(1)	Pro Forma for the Company’s additional net borrowings of $140.0 million under its 2013 Credit Facility and the purchase of the $35 million Colombian shareholder loan in July 2014.
(2)	The GTP Notes are secured debt and were assumed in connection with an acquisition.
(3)	The Unison Notes are secured debt and were assumed in connection with an acquisition.
(4)	Denominated in local currency.
(5)	Denominated in USD, reflects balances attributable to minority shareholder loans in the Company’s joint ventures in Colombia, Ghana and Uganda.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL (CONTINUED):

Calculation of Net Leverage Ratio ($ in thousands)	Three months ended June 30, 2014
Total debt	$13,975,463
Cash and cash equivalents	$282,959

Numerator: net debt (total debt less cash and cash equivalents)	$13,692,504

Adjusted EBITDA	$682,180
Denominator: annualized Adjusted EBITDA	2,728,720

Net Leverage Ratio	5.0x

Share count rollforward: (in millions of shares)	Three months ended June 30, 2014
Total common shares, beginning of period	395.7
Common shares repurchased	—
Common shares issued	0.3

Total common shares outstanding, end of period (1)	396.0

(1)	As of June 30, 2014, excludes (a) 3.6 million potentially dilutive common shares associated with vested and exercisable stock options with an average exercise price of $46.29 per common share, (b) 3.6 million potentially dilutive common shares associated with unvested stock options and (c) 1.7 million potentially dilutive common shares associated with unvested restricted stock units.

SELECTED STATEMENT OF OPERATIONS DETAIL:

Rental and management segment straight-line revenue and expense (1):

	Three months ended June 30,
Domestic straight-line revenue and expense detail:	2014	2013
Straight-line revenue	$22,725	$30,216
Straight-line expense	$6,470	$5,387

	Three months ended June 30,
International straight-line revenue and expense detail:	2014	2013
Straight-line revenue	$10,423	$4,226
Straight-line expense	$1,402	$2,524

(1)	In accordance with GAAP, the Company recognizes rental and management revenue and expense related to non-cancellable tenant and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per tenant lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 in the section entitled “Revenue Recognition,” in note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. The above table sets forth a summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition.

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands. Totals may not add due to rounding.)

SELECTED STATEMENT OF OPERATIONS DETAIL (CONTINUED):

	Three months ended June 30,
International pass-through revenue detail:	2014	2013
Pass-through revenue	$93,236	$71,279

	Three months ended June 30,
Pre-paid rent detail (1):	2014	2013
Beginning balance	$404,262	$212,671
Cash	37,531	18,031
Amortization (2)	(34,790)	(14,054)

Ending balance	$407,003	$216,649

(1)	Reflects capital contributions and prepayments associated with long-term tenant leases and amortization of recognized GAAP revenue associated with the leases corresponding to the capital contributions or prepayments.
(2)	Includes the impact of fluctuations in foreign currency exchange rates.

	Three months ended June 30,
Selling, general, administrative and development expense breakout:	2014	2013
Total rental and management overhead	$62,785	$56,733
Network development services segment overhead	2,326	2,324
Corporate and development expenses	15,006	24,097
Stock-based compensation expense	18,382	16,649

Total	$98,499	$99,803

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on total rental and management revenue, Adjusted EBITDA and AFFO:

The calculation of Core Growth is as follows:

Three months ended June 30, 2014	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Core Growth	32.9%	33.7%	31.4%
Estimated impact of fluctuations in foreign currency exchange rates	(4.0)%	(3.0)%	(3.9)%
Estimated impact of straight-line revenue and expense recognition	(1.5)%	(1.9)%	—
Estimated impact of material one-time items	—	1.4%	1.9%

Reported growth	27.4%	30.2%	29.4%

The components of Core Growth in rental and management revenue are as follows:

Three months ended June 30, 2014	Domestic	International	Total
Organic Core Growth	11.4%	17.9%	13.6%
New Property Core Growth(1)	18.4%	20.7%	19.3%

Core Growth	29.8%	38.6%	32.9%

(1)	Revenue growth attributable to sites added to the portfolio on or after April 1, 2013.

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands. Totals may not add due to rounding.)

SELECTED CASH FLOW DETAIL:

	Three months ended June 30,
Payments for purchase of property and equipment and construction activities:	2014	2013
Discretionary - capital projects	$155,401	$72,856
Discretionary - ground lease purchases	22,835	17,060
Start-up capital projects	4,589	7,813
Redevelopment	48,367	23,371
Capital improvements	17,225	26,442
Corporate	3,939	9,157

Total	$252,356	$156,700

	Six Months Ended June 30,
Payments for purchase of property and equipment and construction activities:	2014	2013
Discretionary - capital projects	$266,573	$130,126
Discretionary - ground lease purchases	67,695	31,860
Start-up capital projects	9,622	14,536
Redevelopment	78,739	45,083
Capital improvements	34,456	42,324
Corporate	9,162	16,675

Total	$466,247	$280,605

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Tower Count (1):	As of March 31, 2014	Constructed	Acquired	Adjustments	As of June 30, 2014
United States	27,846	276	85	(4)	28,203
Brazil	6,753	50	109	(3)	6,909
Chile	1,159	28	—	—	1,187
Colombia	3,496	46	—	(2)	3,540
Costa Rica	457	6	—	(3)	460
Germany	2,031	—	—	—	2,031
Ghana	1,992	6	—	—	1,998
India	11,938	183	—	(9)	12,112
Mexico	8,385	5	314	(17)	8,687
Panama(2)	58	—	—	—	58
Peru	498	1	—	—	499
South Africa	1,903	9	—	—	1,912
Uganda	1,194	32	—	—	1,226

Total	67,710	642	508	(38)	68,822

(1)	Excludes in-building and outdoor distributed antenna system networks.
(2)	Identified as asset held-for-sale.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except per share data and percentages. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three months ended June 30,
	2014	2013
Net income	$221,659	$84,113
Income tax provision (benefit)	21,802	(11,447)
Other expense	16,463	141,660
Loss on retirement of long-term obligations	1,284	2,669
Interest expense	146,234	100,815
Interest income	(2,281)	(1,412)
Other operating expenses	12,757	5,898
Depreciation, amortization and accretion	245,427	184,608
Stock-based compensation expense	18,835	17,055

Adjusted EBITDA	$682,180	$523,959

Divided by total revenue	1,031,457	808,830

Adjusted EBITDA Margin	66%	65%

The reconciliation of net income to NAREIT Funds From Operations and the calculation of AFFO and AFFO per Share are presented below:

	Three months ended June 30,
	2014	2013
Net income	$221,659	$84,113
Real estate related depreciation, amortization and accretion	219,171	160,610
Losses from sale or disposal of real estate and real estate related impairment charges	559	2,401
Dividends declared on preferred stock	(4,375)	—
Adjustments for unconsolidated affiliates and noncontrolling interest	6,965	8,813

NAREIT Funds From Operations	443,979	255,937

Straight-line revenue	(33,148)	(34,442)
Straight-line expense	7,872	7,911
Stock-based compensation expense	18,835	17,055
Non-cash portion of tax provision (benefit)	5,120	(15,057)
Non-real estate related depreciation, amortization and accretion	26,256	23,998
Amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges	3,176	7,395
Other expense (1)	16,463	141,660
Loss on retirement of long-term obligations	1,284	2,669
Other operating expense (2)	12,198	3,497
Capital improvement capital expenditures	(17,225)	(26,442)
Corporate capital expenditures	(3,939)	(9,157)
Adjustments for unconsolidated affiliates and noncontrolling interest	(6,965)	(8,813)

AFFO	$473,906	$366,211

Divided by weighted average diluted shares outstanding	399,588	399,458
AFFO per Share	$1.19	$0.92

(1)	Primarily includes unrealized losses on foreign currency exchange rate fluctuations.
(2)	Primarily includes acquisition related costs, impairment charges and integration costs.